UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

Buddha Steel, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52269	13-4260316
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Dachang Hui Autonomous County Industrial Park
Hebei, 065300 People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

Telephone – +86 316 8864783
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On December 31, 2010, the Chief Financial Officer of the Registrant (who is authorized to take such action) concluded that the unaudited consolidated financial statements included in the Registrant’s Quarterly Reports on Form 10-Q for the three months ended June 30, 2010 and September 30, 2010 and in the Registrant’s Current Report on Form 8-K filed on April 30, 2010, which included audited financial statements for the years ended December 31, 2009 and 2008 (the “Original Filings”), should no longer be relied upon due to an understatement of provisions for income taxes in such periods. This understatement resulted in an overstatement of net income, comprehensive income and income per share of common stock, and an understatement of tax liability during each period presented.

Management and the Registrant’s Board of Directors brought this matter to the attention of and discussed this matter with the Registrant’s independent registered public accounting firm.

The Registrant filed is currently working with the Registrant’s independent registered public accounting firm to amend the Original Filings to address the matters described above.

ITEM 8.01 OTHER EVENTS.

On December 31, 2010, the Registrant filed a press release regarding the Registrant’s engagement of Brook & Harvest Management Consulting Co., Ltd. to assist the Registrant in meeting its Sarbanes-Oxley obligations. A copy of the press release announcing this engagement is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial statements of businesses acquired.
Not Applicable.

(b)           Pro forma financial information.
Not Applicable.

(c)           Shell company transactions.
Not Applicable.

(d)           Exhibits.
99.1 Press release dated December 31, 2010, entitled “Buddha Steel Appoints Brook & Harvest as SOX Compliance Consultant”.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUDDHA STEEL, INC.
By:	/s/ Yuanmei Ma
Yuanmei Ma
Chief Financial Officer
Dated: December 31, 2010